Exhibit 10.55

CLOUD PEAK ENERGY INC.

2009 LONG TERM INCENTIVE PLAN

(As Amended and Restated, Effective March 3, 2017)

RESTRICTED STOCK UNIT AGREEMENT

Directors

THIS AGREEMENT is made as of the 10th day of January, 2018 (the “Grant Date”), between Cloud Peak Energy Inc., a Delaware corporation (the  “Company”), and                 (the “Grantee”), a non-employee member of the Company’s Board.

WHEREAS, the Company has adopted the Cloud Peak Energy Inc. 2009 Long Term Incentive Plan (As Amended and Restated, Effective March 3, 2017), as amended by the First Amendment thereto dated as of May 10, 2017, as the same may be further amended and restated from time to time (the “Plan”), in order to provide an additional incentive to certain employees and directors of the Company and its Subsidiaries; and

WHEREAS, the Committee responsible for administration of the Plan has determined to grant Restricted Stock Units to the Grantee as provided herein.

NOW, THEREFORE, the parties hereto agree as follows:

1.             Grant of Restricted Stock Units.

1.1.          The Company hereby grants to the Grantee, and the Grantee hereby accepts from the Company, an Award of               Restricted Stock Units on the terms and conditions set forth in this Agreement. Each Restricted Stock Unit corresponds to one Share. The Restricted Stock Units shall be settled solely by delivery of a corresponding number of Shares at the times specified and subject to the other terms and conditions set forth herein and in the Time of Settlement Election Form, if applicable (the “Election Form”).

1.2.          This Agreement and the Election Form shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference); and except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

2.             Dividend Equivalent Rights.

During the period that the Restricted Stock Units are outstanding, the Grantee shall be entitled to Dividend Equivalent Rights with respect to the Restricted Stock Units, in an amount equivalent to the dividends paid by the Company on a corresponding number of Shares. Dividend Equivalent Right amounts credited to the Grantee will be deemed to be reinvested in additional Shares based on the Fair Market Value of a Share on the date the dividend is paid (with any fractional Share resulting therefrom rounded up to a whole Share) and a corresponding additional number of Restricted Stock Units will be subject to the Award hereunder. Such additional Restricted Stock Units will be settled in Shares at the same time as the Restricted Stock Units to which the Dividend Equivalent Rights relate.

3.             Payment of Award.

3.1.          Except as otherwise provided within this Agreement or pursuant to the Election Form, not more than thirty (30) days after the date of the Grantee’s Separation from Service (defined below) from the Company, the Company will deliver to the Grantee (or, in the case of death, the Grantee’s Beneficiary or, if none, the Grantee’s estate) one Share for each Restricted Stock Unit subject to the Award hereunder. The term “Separation from Service” as used in this Agreement shall mean the termination of Grantee’s services due to death, disability, non-reelection to the Board, a voluntary resignation from the Board with the prior consent of the nominating and corporate governance committee or a termination by the Company without cause (pursuant to Delaware law or the Company’s Certificate of Incorporation and Bylaws), but in no event shall a Separation from Service occur unless the termination event also meets the requirements of a “separation from service” set forth in Treas. Reg. § 1.409A-1(h).

3.2.          Notwithstanding the foregoing, if the Grantee’s Separation from Service occurs prior to the one-year anniversary of the Grant Date, the number of Shares the Grantee receives shall be prorated based upon the number of days that has passed between the Grant Date and the date of Grantee’s Separation from Service.  For purposes of clarity, in the event the Grantee is removed from the Board for cause (pursuant to Delaware law or the Company’s Certificate of Incorporation and Bylaws) all of the Restricted Stock Units shall immediately be forfeited to the Company in their entirety without payment of consideration therefor to the Grantee.

4.             Transferability.

The Grantee shall not sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of an Award of Restricted Stock Units or any portion thereof.

5.             Effect of a Change in Control.

Notwithstanding any time of payment specified in Section 3.1 above or in the Election Form, if a Change in Control occurs that constitutes a change in control event (as defined in Treas. Reg. § 1.409A-3(i)(5)), all Shares subject to the Grantee’s Restricted Stock Units shall be delivered to the Grantee on the date of such Change in Control.

6.             Securities Laws.

Notwithstanding any provision of this Agreement or the Election Form to the contrary, the issuance of Shares will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Shares may then be listed. No Shares will be issued if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed.  In addition, Shares will not be issued unless (a) a registration statement under the Securities Act is at the time of issuance in effect with respect to the shares issued or (b) in the opinion of legal counsel to the Company, the Shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares subject to the Restricted Stock Units will relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority has not been obtained.  As a condition to any issuance, the Company may require the Grantee to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.  From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate persons to make Shares available for issuance.

7.             Rights of Grantee.

The Grantee shall have no rights as a stockholder of the Company with respect to the Restricted Stock Units until Shares are issued to the Grantee upon settlement of the Award.  The Grantee’s rights in respect of the Restricted Stock Units shall be limited to those of a general unsecured creditor of the Company.

8.                                      Grantee Bound by the Plan.

The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

9.             No Right to Continued Service.

Nothing in this Agreement, the Election Form or the Plan shall be interpreted or construed to confer upon the Grantee any right to be retained as a member of the Board.

10.                               Payment of Taxes.

The Grantee shall be solely responsible for paying any and all taxes that may be associated with the grant or settlement of the Restricted Stock Units, and the Grantee hereby acknowledges and agrees that the Grantee is not relying on the Company to provide any guidance or advice regarding the tax consequences of this Agreement, the Election Form, the Restricted Stock Units or any settlement thereof.

11.           Modification of Agreement.

This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto. No waiver by either party hereto of any breach by the other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at the time or at any prior or subsequent time.

12.           Severability.

Should any provision of this Agreement or the Election Form be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement or the Election Form, as applicable, shall not be affected by such holding and shall continue in full force in accordance with their terms.

13.           Governing Law.

Except as to matters of federal law, the validity, interpretation, construction and performance of this Agreement and the Election Form shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

14.          Successors in Interest.

This Agreement and the Election Form shall inure to the benefit of and be binding upon any successor to the Company. This Agreement and the Election Form shall inure to the benefit of the Grantee’s legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement and the Election Form shall be final, binding and conclusive upon the Grantee’s Beneficiaries, heirs, executors, administrators and successors.

15.          Section 409A.

The Company intends that the payment of Shares under this Agreement or in accordance with the Election Form comply with the requirements of section 409A of the Internal Revenue Code, as amended (“Section 409A”).  This Agreement and the Election Form shall be operated and interpreted consistent with the foregoing intent; provided, that the Company makes no representation that the Agreement and the Election Form comply with Section 409A and shall have no liability to the Grantee for any failure to comply with Section 409A.  Any payment or distribution that otherwise would be made to a Grantee who is a specified employee as defined in Section 409A(a)(2)(B) of the Code on account of Separation from Service may not be made before the date which is six months after the date of the specified employee’s Separation from Service (or if earlier, upon the specified employee’s death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short term deferral exemption or otherwise.

16.          Resolution of Disputes.

Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement or the Election Form shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes; provided however, that this dispute resolution provision shall not interfere with Grantee’s rights to pursue and protect the Grantee’s legal rights in a court of competent jurisdiction.

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IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

CLOUD PEAK ENERGY INC.	GRANTEE

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